Exhibit 99.1

Civista Bancshares, Inc. Announces Continued Strong Earnings in Third Quarter 2015

Sandusky, Ohio, October 23, 2015 – Civista Bancshares, Inc. (NASDAQ:CIVB) PRNewswire (“Civista”) reported net income attributable to common shares of $2.9 million, or $0.30 per diluted share, for the third quarter of 2015, compared with $1.9 million, or $0.21 per diluted share, for the prior year period. For the nine-month period ended September 30, 2015, Civista reported net income available to common shareholders of $8.4 million or $0.87 per diluted share, compared to $5.8 million, or $0.64 per diluted share, in the same period of 2014.

“Through the first nine months of 2015 we have increased our diluted earnings per share by 36% compared to the first nine months of 2014. We completed the acquisition of TCNB Financial Corp (“TCNB”) in the first quarter of the year. We have decreased our nonperforming assets 25%, increased our net interest income and kept our noninterest income and noninterest expense stable.” said James O. Miller, Chairman, President and CEO of Civista.

Results of Operations:

Net interest income for the third quarter of 2015 increased $1.7 million, or 16.1% and increased $4.1 million, or 13.2%, for the nine months ended September 30 compared to the same periods of 2014. Tax equivalent net interest margin was 4.13% for the third quarter and 3.91% for the nine months ended September 30, 2015. The increase in net interest income for the quarter and nine months ended September 30, 2015 was due both to an increase in average loans outstanding as well as a decrease in cost of funds. Additionally during the third quarter, interest income was increased by $281 thousand due to the payoff of a loan that had been on nonaccrual status for significant period of time. Mr. Miller continued, “As we have discussed in previous quarters, our net interest margin is seasonally affected by an influx of cash in the first quarter for the tax refund processing program. Our core net interest margin has remained near 4.00%. This is an accomplishment I am proud of given the existing long-term low interest rate environment.”

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)

	Nine months ended September 30,
	2015			2014
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$976,290	$33,271	4.56%	$866,424	$29,850	4.61%
Securities	211,090	4,356	3.49%	214,855	4,360	3.33%
Interest-bearing deposits	56,499	98	0.23%	69,728	137	0.26%

Total interest earning assets	$1,243,879	$37,725	4.18%	$1,151,007	$34,347	4.11%

Liabilities
Int-bearing demand and savings	$544,569	$315	0.08%	$500,560	$282	0.08%
Time deposits	226,109	1,273	0.75%	229,091	1,458	0.85%
FHLB advances and other borrowings	89,624	906	1.35%	84,320	1,492	2.36%

Total interest-bearing liabilities	$860,302	$2,494	0.39%	$813,971	$3,232	0.53%

Noninterest-bearing deposits	$353,002			$309,345

Net interest income and interest rate spread		$35,231	3.79%		$31,115	3.58%
Net interest margin			3.91%			3.73%

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)

	Three months ended September 30,
	2015			2014
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$1,009,372	$11,755	4.62%	$883,459	$10,218	4.59%
Securities	210,209	1,463	3.49%	210,635	1,440	3.38%
Interest-bearing deposits	10,668	5	0.19%	16,628	9	0.21%

Total interest earning assets	$1,230,249	$13,223	4.39%	$1,110,722	$11,667	4.30%

Liabilities
Int-bearing demand and savings	$552,899	$108	0.08%	$501,765	$94	0.08%
Time deposits	220,726	405	0.73%	226,483	458	0.80%
FHLB advances and other borrowings	111,800	308	1.09%	78,339	431	2.18%

Total interest-bearing liabilities	$885,425	$821	0.37%	$806,587	$983	0.48%

Noninterest-bearing deposits	$300,305			$257,903

Net interest income and interest rate spread		$12,402	4.02%		$10,684	3.82%
Net interest margin			4.13%			3.94%

The provision for loan losses was $400 thousand and $0 for the third quarter of 2015 and 2014, respectively. The provision for loan losses was $1.2 million and $1.5 million for the nine months ended September 30, 2015 and 2014, respectively. The decrease in provision for loan losses for the nine months of 2015 is primarily related to improved asset quality.

During the quarter, noninterest income totaled $3.1 million, an increase of $64 thousand, or 2.1%, compared to the prior year’s third quarter. Year-to-date noninterest income increased $116 thousand, or 1.1%, when compared to the first nine months of 2014.

Noninterest income
(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Service charges	$1,262	$1,110	$3,487	$3,184
Net gain on sale of securities	(5)	1	(5)	114
Net gain on sale of loans	269	239	888	470
ATM fees	520	481	1,484	1,388
Trust fees	659	822	2,159	2,396
Tax refund processing fees	—	6	2,000	2,321
Other	371	353	1,119	1,143

Total noninterest income	$3,076	$3,012	$11,132	$11,016

Service charge income increased in both the three and nine-month periods, primarily due to an increase in business service charges, as well as service charge fees instituted in our Dayton market since the acquisition of TCNB. Gain on sale of loans increased $30 thousand and $418 thousand in the three and nine-month periods, respectively due to additional volume of loans sold as well as an increase in the premium on loans sold. Trust fees decreased $163 thousand and $237 thousand for the three and nine-month periods, respectively, due to a decrease in trust assets Tax refund processing fees were down $321 thousand, or 13.8% when compared to the nine months of 2014, due to a change in the fee structure for 2015.

Mr. Miller continued, “While the mix of our noninterest income has changed, the overall number has continued to increase. Market declines in the third quarter contributed to a decrease in trust fees, which is the only category that was down for the quarter.”

Noninterest expense totaled $10.7 million for the three months ended September 30, 2015 and 2014. Year-to-date noninterest expense increased $1.1 million, or 3.7%, when compared to the nine months of 2014.

Noninterest expense
(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Salaries, Wages and benefits	$6,025	$5,654	$17,732	$16,661
Net occupancy and equipment	898	830	2,863	2,794
Contracted data processing	399	369	1,392	1,080
Professional services	597	538	1,716	1,332
Amortization of intangible assets	189	201	522	604
Marketing	298	434	842	1,227
Other	2,260	2,635	7,136	7,370

Total noninterest expense	$10,666	$10,661	$32,203	$31,068

Salaries, wages and benefits expense increased $371 thousand for the third quarter and $1,071 thousand for the nine-month period ending September 30, 2015. The increase in salaries, wages and benefits expense was due to normal merit increases, the addition of TCNB employees, as well as a change to our 401k match expense. On January 1, 2015, the 401k plan was modified to a safe harbor plan which led to an increase in the company match. Contracted data processing and professional fees increased for the nine-month period ended September 30, 2015. These increases were primarily due to expenses related to the acquisition of TCNB. Overall acquisition related expenses included in the nine months ended September 30, 2015 approximate $374 thousand.

Mr. Miller continued, “While we have added three offices from the acquisition of TCNB, we have been able to keep our expenses flat for the third quarter. Removing the acquisition related expenses for the nine-month period, our noninterest expenses only increased 2.4%.”

Balance Sheet

Total assets increased $100.1 million, or 8.3%, from December 31, 2014 to September 30, 2015. This was due primarily to the acquisition of TCNB, which closed on March 6, 2015. Total assets of TCNB prior to the merger were $97.4 million, including $76.8 million in loans.

Total Loans increased $85.4 million or 9.3% from December 31, 2014 to September 30, 2015. The increase in total loans is primarily due to the acquisition of TCNB which added $76.8 million in loans.

End of period loan balances
(dollars in thousands)
	September 30, 2015	December 31, 2014
Commercial and Agriculture	$129,119	$114,186
Commercial Real Estate - Owner Occupied	160,457	143,014
Commercial Real Estate - Non-owner Occupied	340,702	308,666
Residential Real Estate	284,899	268,510
Real Estate Construction	67,461	65,452
Consumer and Other	17,637	15,029

Total Loans	$1,000,275	$914,857

Total deposits increased $87.0 million, or 9.0%, from December 31, 2014 to September 30, 2015. The increase in deposits was primarily due to the acquisition of TCNB, which included $86.9 million in deposits.

End of period deposit balances
(dollars in thousands)
	September 30, 2015	December 31, 2014
Noninterest-bearing demand	$296,863	$250,701
Interest-bearing demand	184,622	179,388
Savings and money market	358,339	318,858
Time deposits	216,135	219,971

Total Deposits	$1,055,959	$968,918

Total shareholder’s equity increased $7.4 million, or 6.4%, from December 31, 2014 to September 30, 2015 due to increased retained earnings of $7.2 million and an increase in Accumulated Other Comprehensive Income of $195 thousand.

Asset Quality

Nonperforming assets at September 30, 2015 were $14.3 million, a $4.7 million decrease from December 31, 2014, and a $6.6 million decrease compared to September 30, 2014.

Non-performing Assets
(dollars in thousands)
	September 30, 2015	December 31, 2014	September 30, 2014
Non-accrual loans	$10,545	$13,558	$15,830
Restructured loans	3,305	4,928	4,798

Total non-performing loans	13,850	18,486	20,628
Other Real Estate Owned	494	560	266

Total non-performing assets	$14,344	$19,046	$20,894

Mr. Miller continued, “During the recession we worked with many of our customers to keep them in their homes and businesses. As we move further from the recession we see continued improvements in asset quality. Our non-performing assets have decreased 31% since September 2014 and 25% since December 31, 2014. At the same time we have seen increases in net interest income and stability in non-interest income and expense. We are optimistic about the prospects for maintaining our momentum for the remainder of 2015.”

Civista Bancshares, Inc. is a $1.3 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 28 locations in North Central, West Central and Southwestern Ohio.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

James O. Miller

Chairman, President and CEO

Civista Bancshares, Inc.

888-645-4121

Civista Bancshares Inc.

Financial Highlights

(dollars in thousands, except share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2015	2014	2015	2014
Interest income	13,223	11,667	37,725	34,347
Interest expense	821	983	2,494	3,232

Net interest income	12,402	10,684	35,231	31,115
Provision for loan losses	400	—	1,200	1,500

Net interest income after provision	12,002	10,684	34,031	29,615
Noninterest income	3,076	3,012	11,132	11,016
Noninterest expense	10,666	10,661	32,203	31,068

Income before taxes	4,412	3,035	12,960	9,563
Income tax expense	1,159	729	3,414	2,306

Net income	3,253	2,306	9,546	7,257
Preferred stock dividends	391	406	1,186	1,467

Net income available to common shareholders	2,862	1,900	8,360	5,790

Dividends per common share	$0.05	$0.05	$0.15	$0.14

Earnings per common share,
basic	$0.36	$0.25	$1.07	$0.75
diluted	$0.30	$0.21	$0.87	$0.64

Average shares outstanding,
basic	7,843,578	7,707,917	7,815,222	7,707,917
diluted	10,921,823	10,904,848	10,917,159	10,904,848

Selected financial ratios:
Return on average assets	0.98%	0.77%	0.95%	0.78%
Return on average equity	10.66%	8.00%	10.72%	8.55%
Dividend payout ratio	12.06%	16.71%	12.28%	14.87%
Net interest margin (tax equivalent)	4.13%	3.94%	3.91%	3.73%

Selected Balance Sheet Items

	September 30, 2015	December 31, 2014
	(unaudited)
Cash and due from financial institutions	$33,619	$29,858
Investment securities	198,655	197,905
Loans held for sale	1,223	2,410
Loans	1,000,275	914,857
Less allowance for loan losses	14,760	14,268

Net loans	985,515	900,589
Other securities	13,324	12,586
Fixed assets	16,200	14,400
Goodwill and other intangibles	29,683	23,745
Bank owned life insurance	19,987	19,637
Other assets	15,125	12,061

Total assets	$1,313,331	$1,213,191

Total deposits	$1,055,959	$968,918
Federal Home Loan Bank advances	72,200	65,200
Securities sold under agreements to repurchase	20,887	21,613
Subordinated debentures	29,427	29,427
Accrued expenses and other liabilities	11,521	12,124
Total shareholders’ equity	123,337	115,909

Total liabilities and shareholders’ equity	$1,313,331	$1,213,191

Shares outstanding at period end	7,843,578	7,707,917

Book value per share	$12.88	$12.04
Tangible book value per share	9.10	8.96
Equity to asset ratio	9.39%	9.55%

Selected asset quality ratios:
Allowance for loan losses to total loans	1.48%	1.56%
Non-performing assets to total assets	1.09%	1.57%
Allowance for loan losses to non-performing loans	106.57%	77.18%

Non-performing asset analysis
Nonaccrual loans	$10,545	$13,558
Troubled debt restructurings	3,305	4,928
Other real estate owned	494	560

Total	$14,344	$19,046

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Nine Months Ended September 30,
	2015			2014
	Average balance	Interest	Yield/ rate *	Average balance	Interest	Yield/ rate *
Assets:
Interest-earning assets:
Loans	$976,290	$33,271	4.56%	$866,424	$29,850	4.61%
Taxable securities	140,311	2,439	2.36%	152,311	2,610	2.31%
Non-taxable securities	70,779	1,917	5.73%	62,544	1,750	5.83%
Interest-bearing deposits in other banks	56,499	98	0.23%	69,728	137	0.26%

Total interest-earning assets	$1,243,879	37,725	4.18%	$1,151,007	34,347	4.11%

Noninterest-earning assets:
Cash and due from financial institutions	38,735			40,540
Premises and equipment, net	15,807			16,186
Accrued interest receivable	4,261			4,070
Intangible assets	28,214			24,218
Other assets	10,282			8,513
Bank owned life insurance	19,795			19,318
Less allowance for loan losses	(14,676)			(16,224)

Total Assets	$1,346,297			$1,247,628

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$544,569	$315	0.08%	$500,560	$282	0.08%
Time	226,109	1,273	0.75%	229,091	1,458	0.85%
FHLB	40,922	326	1.07%	35,671	887	3.32%
Federal funds purchased	92	—	0.00%	55	—	0.00%
Subordinated debentures	29,427	565	2.57%	29,427	590	2.68%
Repurchase Agreements	19,183	15	0.10%	19,167	15	0.10%

Total interest-bearing liabilities	$860,302	2,494	0.39%	$813,971	3,232	0.53%

Noninterest-bearing deposits	353,002			309,345
Other liabilities	13,881			10,865
Shareholders’ Equity	119,112			113,447

Total Liabilities and Shareholders’ Equity	$1,346,297			$1,247,628

Net interest income and interest rate spread		$35,231	3.79%		$31,115	3.58%
Net interest margin			3.91%			3.73%

*	- All yields and costs are presented on an annualized basis

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Three Months Ended September 30,
	2015			2014
	Average balance	Interest	Yield/ rate *	Average balance	Interest	Yield/ rate *
Assets:
Interest-earning assets:
Loans	$1,009,372	$11,755	4.62%	$883,459	$10,218	4.59%
Taxable securities	138,129	810	2.36%	146,060	845	2.33%
Non-taxable securities	72,080	653	5.65%	64,575	595	5.75%
Interest-bearing deposits in other banks	10,668	5	0.19%	16,628	9	0.21%

Total interest-earning assets	$1,230,249	13,223	4.39%	$1,110,722	11,667	4.30%

Noninterest-earning assets:
Cash and due from financial institutions	23,793			21,698
Premises and equipment, net	16,338			15,297
Accrued interest receivable	4,330			3,987
Intangible assets	29,589			24,026
Other assets	10,574			7,123
Bank owned life insurance	19,910			19,442
Less allowance for loan losses	(14,983)			(15,721)

Total Assets	$1,319,800			$1,186,574

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$552,899	$108	0.08%	$501,765	$94	0.08%
Time	220,726	405	0.73%	226,483	458	0.80%
FHLB	62,057	111	0.71%	31,705	236	2.95%
Federal funds purchased	272	—	0.00%	162	—	0.00%
Subordinated debentures	29,427	192	2.59%	29,427	190	2.56%
Repurchase Agreements	20,044	5	0.10%	17,045	5	0.12%

Total interest-bearing liabilities	$885,425	821	0.37%	$806,587	983	0.48%

Noninterest-bearing deposits	300,305			257,903
Other liabilities	13,013			7,722
Shareholders’ Equity	121,057			114,362

Total Liabilities and Shareholders’ Equity	$1,319,800			$1,186,574

Net interest income and interest rate spread		$12,402	4.02%		$10,684	3.82%
Net interest margin			4.13%			3.94%

*	- All yields and costs are presented on an annualized basis

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

End of Period Balances	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Assets
Cash and due from banks	$33,619	$35,092	$142,339	$29,858	$24,128
Securities available for sale	198,655	197,429	199,693	197,905	200,891
Loans held for sale	1,223	4,034	2,919	2,410	1,399
Loans	1,000,275	1,002,917	984,105	914,857	887,018
Allowance for loan losses	(14,760)	(14,707)	(14,315)	(14,268)	(15,445)

Net Loans	985,515	988,210	969,790	900,589	871,573
Other securities	13,324	13,261	13,400	12,586	12,554
Fixed assets	16,200	16,308	16,163	14,400	14,471
Goodwill and other intangibles	29,683	29,608	29,790	23,745	23,900
Bank owned life insurance	19,987	19,870	19,754	19,637	19,518
Other assets	15,125	13,460	13,391	12,061	13,565

Total Assets	$1,313,331	$1,317,272	$1,407,239	$1,213,191	$1,181,999

Liabilities
Total Deposits	$1,055,959	$1,075,806	$1,197,316	$968,918	$980,634
Federal Home Loan Bank advances	72,200	55,300	17,500	65,200	26,200
Securities sold under agreement to repurchase	20,887	17,460	21,488	21,613	20,128
Subordinated debentures	29,427	29,427	29,427	29,427	29,427
Accrued expenses and other liabilities	11,521	19,257	22,581	12,124	9,727

Total liabilities	1,189,994	1,197,250	1,288,312	1,097,282	1,066,116

Shareholders’ equity
Preferred shares, Series B	22,273	22,273	22,309	23,132	23,132
Common Stock	115,267	115,248	115,193	114,365	114,365
Accumulated deficit	2,884	414	(1,924)	(4,306)	(5,785)
Treasury stock	(17,235)	(17,235)	(17,235)	(17,235)	(17,235)
Accumulated other comprehensive income (loss)	148	(678)	584	(47)	1,406

Total shareholders’ equity	123,337	120,022	118,927	115,909	115,883

Total liabilities and shareholders’ equity	$1,313,331	$1,317,272	$1,407,239	$1,213,191	$1,181,999

Quarterly Average Balances
Assets:
Earning assets	$1,230,249	$1,246,731	$1,254,924	$1,116,900	$1,110,722
Securities	210,209	211,553	211,521	211,955	210,635
Loans	1,009,372	991,487	927,105	898,197	883,459
Liabilities and shareholders’ equity
Total deposits	$1,073,930	$1,133,432	$1,164,674	$987,803	$986,151
Interest-bearing deposits	773,625	788,191	749,959	727,424	728,248
Interest-bearing liabilities	111,797	72,687	84,079	79,314	78,339
Total shareholders’ equity	121,057	119,212	117,021	116,695	114,362

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

	Three Months Ended
Income statement	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Total interest income	$13,223	$12,740	$11,762	$11,623	$11,667
Total interest expense	821	824	847	872	983

Net interest income	12,402	11,916	10,915	10,751	10,684
Provision for loan losses	400	400	400	—	—
Noninterest income	3,076	3,652	4,402	2,858	3,012
Noninterest expense	10,666	10,933	10,603	10,482	10,661

Income before taxes	4,412	4,235	4,314	3,127	3,035
Income tax expense	1,159	1,113	1,143	857	729

Net income	3,253	3,122	3,171	2,270	2,306
Preferred stock dividends	391	391	404	406	406

Net income available to common shareholders	$2,862	$2,731	$2,767	$1,864	$1,900

Common stock dividend paid	$392	$392	$385	$385	$385

Per share data
Basic net income per common share	$0.36	$0.35	$0.36	$0.23	$0.25
Diluted net income per common share	0.30	0.29	0.29	0.21	0.21
Dividends per common share	0.05	0.05	0.05	0.05	0.05
Average common shares outstanding - basic	7,843,578	7,842,159	7,758,998	7,707,917	7,707,917
Average common shares outstanding - diluted	10,921,823	10,921,824	10,907,674	10,904,848	10,904,848

Asset quality
Allowance for loan losses, beginning of period	$14,707	$14,315	$14,268	$15,445	$15,395
Charge-offs	(634)	(305)	(585)	(1,341)	(456)
Recoveries	287	297	232	164	506
Provision	400	400	400	—	—

Allowance for loan losses, end of period	$14,760	$14,707	$14,315	$14,268	$15,445

Ratios
Allowance to total loans	1.48%	1.47%	1.45%	1.56%	1.74%
Allowance to nonperforming assets	102.90%	86.33%	74.69%	74.91%	73.92%
Allowance to nonperforming loans	106.57%	88.80%	76.81%	77.18%	74.88%

Nonperforming assets
Nonperforming loans	$13,851	$16,562	$18,638	$18,486	$20,628
Other real estate owned	494	474	528	560	266

Total nonperforming assets	$14,345	$17,036	$19,166	$19,046	$20,894

Capital and liquidity
Tier 1 leverage ratio	9.68%	9.38%	8.91%	10.29%	10.28%
Tier 1 risk-based capital ratio	12.47%	12.20%	12.10%	13.44%	13.77%
Total risk-based capital ratio	13.72%	13.45%	13.35%	14.70%	15.03%
Tangible common equity ratio	5.56%	5.29%	4.79%	5.80%	5.95%